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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement            [ ] Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12


                (Name of Registrant as Specified in Its Charter)

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                     The New America High Income Fund, Inc.

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Payment of Filing Fee (Check the appropriate box):

          [X] No fee required.

          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:


(2) Form, Schedule or Registration Statement No.:


(3) Filing Party:


(4) Date Filed:

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                     THE NEW AMERICA HIGH INCOME FUND, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                                FEBRUARY 13, 2003

                              TELEPHONE SCRIPT FOR
                    THE ALTMAN GROUP, INC. (Proxy Solicitor)


Introduction

Hello, my name is __________. I'm calling from The Altman Group, Inc., on behalf of your investment in The New America High Income Fund. May I please speak with __________?

The New America High Income Fund mailed you proxy material concerning the upcoming special meeting of shareholders, which is scheduled for February 13, 2003. I am calling to find out if you have received these materials. Do you have a moment?

Have you received the proxy materials in the mail?

IF "NO" (NOBO HOLDER):

Please contact your bank or broker and request a set of proxy materials regarding the Special Meeting. Once you receive it, please call us toll free at (1-800-XXX-XXXX) and we will be able to take your vote at that time.

IF "NO" (REGISTERED HOLDER):

We will have another set of material sent to you. Can you please confirm that your address is __________________Once you receive it, please call us toll free at (1-800-XXX-XXXX) and we will be able to take your vote at that time.

If "YES":
Are you familiar with the proposals? Do you have any questions?

(Answer all questions carefully, but do not give advice.)

The Board of Directors of the Fund Has recommended that shareholders vote in favor of the proposals.

At your earliest convenience, please vote by signing and dating the proxy card you received, and returning it in the envelope provided. However, if you would prefer, I can record your vote over the telephone right now. Would you like to do that instead?

If "YES":
Thank you here is how we will proceed. For your protection, I will record this phone call. I will ask you for your name, your address and the control number listed on your voting instruction form. Finally, I will ask how many shares you own (answer optional) and

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confirm that you have received the proxy materials. Then I will take your vote.
Within 72 hours, you will be mailed a written confirmation, which will tell you how to make any changes you wish.

Are you ready?

Thank you.

First, I'll reintroduce myself. My name is __________, calling from The Altman Group on behalf of The New America High Income Fund. Today's date is __________ and the time is __________.

May I please have your name and address?

Can you confirm that you have received the proxy materials dated January 8, 2003 and that you are authorized to direct the voting of the The New America High Income Fund shares?

For Registered Holders:
May I have the account number listed on the far right hand side of the proxy card? (You may not proceed without this information)

For NOBO Holders:
May I have the control number, that is listed on your voting instruction form? (You may not proceed without this information)

Your Board is asking you to consider the proposals presented in the Fund's proxy materials that you have received and they recommend that you vote in favor of all proposals. Would you like to vote in favor of the proposals as your Board recommends?

If you are required to read the proposals individually, end each proposal by saying: "Your Board recommends that you vote in favor. How would you like to vote?" For all proposals, the valid responses are:
F = For proposal.
A = Against proposal.
B = Abstain.

Thank you. I have recorded your votes. You have voted __________. Is that correct? As your voting agent I will execute a written proxy in accordance with your instructions and forward it onto the fund.

In the next 72 hours, we will mail you a letter by first class mail confirming your vote. If you wish to change your vote for any reason, please call us at the phone number listed in the letter. Thank you for your time.

New America High Income Fund

Answering Machine Message

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Hello, this is _______ calling on behalf of The New America High Income Fund.
You should have received the proxy material in the mail regarding the Special Shareholders Meeting to be held on February 13, 2003.

At your earliest convenience, please sign, date, and return your proxy card in the envelope provided. If you have any questions or need proxy material or would like to vote by telephone, please call 1-800-------.

Thank you for your consideration.